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                                                                    EXHIBIT 23.1





                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to use in the Prospectus constituting part of this Registration Statement on Form S-4 of AMM Holdings, Inc. of our report dated February 20, 1998 relating to the final statements of Anchor Holdings, Inc., which appears in such Prospectus. We also consent to the references to us under the heading "Experts" in such prospectus.


/s/ PricewaterhouseCoopers LLP
PRICEWATERHOUSECOOPERS LLP



Knoxville, Tennessee
August 3, 1998